                                                                      EXHIBIT 21




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

EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

Name                                  Incorporation               % Owned
----                                  -------------               -------

DAKOTACARE Administrative             South Dakota                  100%
  Services, Incorporated

Dakota Health Plans, Incorporated     South Dakota                50.11%

DAKOTACARE Insurance, Ltd.            Cayman Islands                100%


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